UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):  February 4, 2016

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GYRODYNE, LLC

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 (Exact name of Registrant as Specified in its Charter)

New York	001-37547	46-3838291
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

ONE FLOWERFIELD

SUITE 24

ST. JAMES, NEW YORK 11780

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 (Address of principal executive

offices) (Zip Code)

(631) 584-5400

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Registrant’s telephone number,

including area code

N/A

__________________

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into Material Definitive Agreement

Gyrodyne, LLC, a New York limited liability company (the “Company”), has announced that its wholly-owned subsidiary Virginia Healthcare Center, LLC, a Virginia limited liability company (“VHC), has entered into a Purchase and Sale Agreement (the “Agreement”) effective as of February 4, 2016 (the “Effective Date”) to sell the Fairfax Medical Center in Fairfax, Virginia for a purchase price of $14,315,000 to JAG Associates, L.L.C., a Virginia limited liability company (“JAG”).

The material terms of the Agreement provide for: (i) an initial earnest money deposit in the amount of $250,000 payable by JAG to the escrow agent within five business days following the Effective Date that will be applied to the purchase price at closing; (ii) an evaluation period that will expire on April 4, 2016, during which time JAG shall have the right to terminate the Agreement by written notice to VHC, for any reason or no reason, prior to the expiration of the evaluation period, in which case JAG will have the right to receive a refund of its initial $250,000 earnest money deposit; (iii) if the Agreement is not terminated on or prior to April 4, 2016, JAG will be obligated to deliver an additional earnest money deposit to the escrow agent in the amount of $250,000, which together with the initial earnest money deposit will be applied toward the purchase price at closing; (v) unless JAG terminates the Agreement on or prior to April 4, 2016, the closing shall occur on the 30th day following the expiration of the evaluation period, or May 4, 2016. The Agreement also contains additional customary covenants, conditions, representations and warranties.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1.

Item 8.01     Other Events

The Company also announced the consummation of the sale of two buildings in its Port Jefferson Professional Park, and the execution of a purchase and sale agreement to sell a third building in the Park, by its wholly-owned subsidiary GSD Port Jefferson, LLC, a New York limited liability company (“GSD Port Jefferson”).

The two sale transactions that closed are set forth below, and were consummated pursuant to previously executed purchase and sale agreements between GSD Port Jefferson and the respective purchasers below:

●	5 Medical Drive, Port Jefferson Station, New York, sold on December 30, 2015 for $760,000 to United Sleep Diagnostics, Inc., a New York corporation.
●	6 Medical Drive, Port Jefferson Station, New York, sold on January 13, 2016 for $850,000 to Six Med Realty, LLC, a New York limited liability company.

As referenced above, the Company also entered into a Purchase and Sale Agreement dated as of February 10, 2016 to sell the real property known as 4 Medical Drive, Port Jefferson Station, New York for $900,000 to 4 Medical Drive Associates LLC, subject to an evaluation period that will expire on April 10, 2016, during which time the purchaser shall have the right to terminate the agreement by written notice to GSD Port Jefferson, for any reason or no reason, in which case the purchaser will have the right to receive a refund of its $90,000 deposit. Unless so terminated, the agreement provides for a closing on or before May 25, 2016.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits:

	10.1	Purchase and Sale Agreement effective as of February 4, 2016 between Virginia Healthcare Center, LLC and JAG Associates, L.L.C.

Forward-Looking Statement Safe Harbor

The statements made in this report that are not historical facts constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, risks inherent in the real estate markets of Suffolk County in New York and Fairfax County in Virginia and other risks detailed from time to time in the Company's SEC reports.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE, LLC

By:	/s/ Frederick C. Braun III
Frederick C. Braun III
President and Chief Executive Officer

 Date:  February 12, 2016